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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 5, 1997


                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as specified in charter)



      Delaware                      0-11772                    25-1411971
(State or other jurisdic-         (Commission                 (IRS Employer
tion of incorporation)            File Number)               Identification No.)


500 Fifth Avenue, Suite 2424 New York, New York                    10036
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (212) 391-2424



55 Access Road Warwick, Rhode Island  02886
(Former name or former address, if changed since last report.)



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ITEM 5.           OTHER EVENTS.

         Effective on February 5, 1997 the Company withdrew its Registration Statement on Form S-3 (File No.333-17857) as previously filed on December 16, 1997 with the Securities and Exchange Commission. The Form S-3 had been filed to register the shares of Common Stock issuable upon conversion of the Company's 14,000 issued and outstanding shares of Series A Preferred Stock. The Series A Preferred Stock had been sold by the Company in a private placement offering which was completed in December 1996. The Company has no current plans to register the Series A Preferred Stock or underlying Common Stock. Management is contemplating negotiating with the holders of the Series A Preferred Stock to amend the terms of the Series A Preferred Stock, including the conversion terms. There can be no assurance that the negotiations will be successful if undertaken or result in terms advantageous to the Company.

         The Company's other Registration Statement on Form S-3 (File No. 333-17859), also filed on December 16, 1996, was declared effective by the SEC on February 5, 1997. The second Registration Statement registered for sale under the Securities Act of 1933, as amended, an aggregate of 2,464,944 shares of Common Stock including 1,576,979 shares of Common Stock underlying warrants which have not been exercised and 15,715 shares underlying options which have not been exercised. Under various agreements between the holders of such shares and the Company, an additional 296,632 shares may not be sold before May, 1997.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form -K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NU-TECH BIO-MED, INC.



                                             By: /s/ J. Marvin Feigenbaum
                                                ----------------------------
                                                J. Marvin Feigenbaum
                                                Chairman of the Board,
                                                President, Chief Executive
                                                and Chief Financial Officer

Dated: February 5, 1997






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